Exhibit 99.1

Dime Community Bancshares Announces Pricing of Common Stock Offering

November 12, 2024

HAUPPAUGE, N.Y., Nov. 12, 2024 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (Nasdaq: DCOM) (“Dime” or the “Company”), the parent company of Dime Community Bank, announced the pricing of a public offering of 3,906,250 shares of its common stock, $0.01 par value (the “Common Stock”), at a public offering price of $32.00 per share, for aggregate gross proceeds of $125 million.

In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 585,937 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The Company expects to close the offering, subject to customary conditions, on or about November 13, 2024.

Dime expects to use the net proceeds from this offering for general corporate purposes to support its continued organic growth, which may include, among other things, working capital, investments in its bank subsidiary, and potential balance sheet optimization strategies.

Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc., A Stifel Company are acting as joint book-running managers for the offering. Luse Gorman, PC is serving as legal counsel to the joint book-running managers. Squire Patton Boggs LLP is serving as legal counsel to Dime.

The Common Stock will be issued pursuant to an effective shelf registration statement (File No. 333-264390) (including base prospectus) and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC. Prospective investors should read the preliminary prospectus supplement and accompanying base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the Common Stock offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or by emailing Raymond James & Associates, Inc. at prospectus@raymondjames.com or by emailing Keefe, Bruyette & Woods, A Stifel Company, at SyndProspectus@stifel.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of the Common Stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.7 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

 (1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “potential,” “should,” “will,” “to be,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors (many of which are beyond the Company’s control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: increases in competitive pressure among financial institutions or from non-financial institutions; inflation and fluctuation in market interest rates, which may affect demand for our products, interest margins and the fair value of financial instruments; changes in deposit flows or composition, loan demand or real estate values; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses; changes in accounting principles, policies or guidelines; changes in corporate and/or individual income tax laws or policies; general socio-economic conditions or events, including conditions caused by public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry; legislation, regulatory or policy changes; technological changes; failures or breaches of information technology security systems; success or consummation of new business initiatives or the integration of an acquired entities may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent updates set forth in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Dime Community Bancshares, Inc.

Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com